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                                                                    EXHIBIT 23.2


                        CONSENT OF KMPG PEAT MARWICK LLP

The Board of Directors
Key Energy Group, Inc.:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Prospectus.


                                        /s/ KMPG Peat Marwick LLP

                                            KMPG PEAT MARWICK LLP



Midland, Texas
January 21, 1998